EXHIBIT 24.1


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints Arthur B. Winkleblack, Laura Stein and Leonard A. Cullo, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to a registration statement on Form S-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Signature                             Capacity                           Date
            ---------                             --------                           ----

/s/    Leonard A. Cullo, Jr.         Director and President                      March 13, 2002
----------------------------------
       Leonard A. Cullo, Jr.


/s/    Arthur Winkleblack            Director Chief Financial and
----------------------------------   Accounting Officer                          March 13, 2002
       Arthur Winkleblack


/s/    Laura Stein                   Director, Vice President and Secretary      March 13, 2002
----------------------------------
       Laura Stein

/s/    Andrew L. Stidd               Director                                    March 13, 2002
----------------------------------
       Andrew L. Stidd